Exhibit 99.2



               Report of Independent Accountants



March 17, 1998

To the Board of Directors and Stockholders of Momentum Software Corporation (DE)


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Momentum Software Corporation (DE) and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. The financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As explained in Note 12, on February 27, 1998 Momentum Software
Corporation (DE) signed an agreement and plan of reorganization
(the "Merger Agreement") with Level 8 Systems, Inc. The stockholders are expected to vote on the merger agreement on March 23, 1998.



/s/ Price Waterhouse LLP
Price Waterhouse LLP


Momentum Software Corporation (DE)
Consolidated Balance Sheet
----------------------------------------------------------------

                                             December 31,
Assets                                     1997        1996
Current assets:
  Cash and cash equivalents             $1,169,665    $ 511,939
  Short-term investments                        --      497,167
  Accounts receivable, net of
   allowance for doubtful
   accounts of $119,289 and $41,428
   in 1997 and 1996, respectively         1,697,915     817,331
  Other current assets                       16,967      26,972
                                         ----------  ----------
Total current assets                      2,884,547   1,853,409

Property and equipment, net                 182,337     104,357
Purchased software, net                      14,411      87,273
Receivable from affiliate                        --     179,852
Other assets                                 39,153     149,788
                                         ----------  ----------
Total assets                             $3,120,448  $2,374,679
                                         ==========  ==========

Liabilities and stockholders' equity
Current liabilities:
  Current portion of notes payable       $   37,256   $       --
  Accrued professional fees                 130,000      144,209
  Accrued payroll, commissions,
   and related taxes                        537,185      144,901
  Deferred revenue                          554,795      348,022
  Accounts payable and other accrued
   expenses                                 480,190      449,951
                                         ----------   ----------

Total current liabilities                 1,739,426    1,087,083
Notes payable, less current portion          84,571           --
                                         ----------   ----------
Total liabilities                         1,823,997    1,087,083
                                         ----------   ----------

Redeemable preferred stock
  Series A redeemable convertible
   preferred stock, 8% $.10 par value;
   1,000,000 shares authorized,
   issued and outstanding
   at December 31, 1997 and 1996          1,588,633    1,503,277

  Series B redeemable convertible
   preferred stock, 10% $.10 par value;
   2,558,139 shares authorized,
   issued and outstanding at
   December 31, 1997 and 1996             3,980,958    3,698,586
  Series C redeemable convertible
   preferred stock, 8% $.10 par value;
   2,620,690 shares authorized and
   2,516,587 issued and outstanding
   at December 31, 1997 and 1996          4,419,061    4,120,372
  Series D redeemable convertible
   preferred stock, 8% $.10 par value;
   1,034,500 shares authorized and
   947,692 issued and outstanding
   at December 31, 1997 and 1996          1,502,409    1,392,475
                                         ----------   ----------
Total redeemable preferred stock         11,491,061   10,714,710
                                         ----------   ----------

Stockholders' equity
  Common stock, $.01 par value;
   17,500,000 shares authorized and
   2,225,386 and 2,210,762 shares
   issued and outstanding at
   December 31, 1997 and 1996,
   respectively                              22,254       22,108
  Additional paid-in capital                303,427      301,061
  Treasury stock (193,320 shares)           (57,996)     (57,996)
  Accumulated deficit                   (10,462,295)  (9,692,287)
                                         ----------   ----------
  Stockholders' deficit                 (10,194,610)  (9,427,114)
                                         ----------   ----------
Commitments and contingencies
(Notes 8, 11 and 12)                     $3,120,448   $2,374,679
                                         ==========   ==========









The accompanying notes are an integral part of these financial statements.


Momentum Software Corporation (DE)
Consolidated Statement of Operations
----------------------------------------------------------------



                                          For the year ended
                                             December 31,
                                            1997        1996

Revenue
  License fees                        $3,640,383     $2,083,869
  Consulting                             345,172         60,854
  Maintenance and support              1,096,528        654,872
                                      ----------     ----------
Total revenue                          5,082,083      2,799,595
                                      ----------     ----------

Costs and expenses
  General and administrative           1,191,848        855,484
  Sales and marketing                  1,947,847      1,400,503
  Research and development             1,543,782      1,392,421
                                      ----------     ----------
Total costs and expenses               4,683,477      3,648,408
                                      ----------     ----------

Income/(loss) from operations            398,606       (848,813)

Interest income                           17,072         39,759
Other expenses                           407,835         38,806
                                      ----------     ----------
Net income/(loss)                      $   7,843      $(847,860)
                                      ==========     ==========









The accompanying notes are an integral part of these financial statements.
Momentum Software Corporation (DE)
Statement of Changes in
Stockholders' Deficit
----------------------------------------------------------------

                                             December 31,
                                         1997           1996

Common stock
Balance at beginning of year         $   22,108        $21,917
Common shares issued on
  exercise options                          146            191
                                      ---------      ----------
Balance at end of year                   22,254         22,108
                                      ---------      ----------

Treasury stock
Balance at beginning of year            (57,996)            --
Shares received on sale of business          --        (57,996)
                                      ----------     ----------
Balance at end of year                  (57,996)       (57,996)
                                      ----------     ----------

Additional paid-in capital
Balance at beginning of year            301,061        298,928
Common shares issued on exercise
 of options                               2,366          2,133
                                      ----------     ---------
Balance at end of year                  303,427        301,061
                                      ----------     ---------

Accumulated deficit
Balance at beginning of year         (9,692,287)    (8,159,637)
Accretion of preferred stock to
 redemption value and
 accrued dividends                     (776,351)      (684,636)
Foreign currency translation             (1,500)          (154)
Net income/(loss)                         7,843       (847,860)
                                     -----------     ---------
Balance at end of year              (10,462,295)    (9,692,287)
                                     -----------    ----------

Total stockholders' deficit        $(10,194,610)   $(9,427,114)
                                    ===========     ==========

The accompanying notes are an integral part of these financial statements.
Momentum Software Corporation (DE)
Consolidated Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
----------------------------------------------------------------

                                               Year ended,
                                               December 31,
                                         1997             1996

Cash flows from operating activities:
 Net loss                               $  7,843       $(847,860)
 Adjustments to reconcile net loss
   to net cash used for operating
   Loss on sale of business                   --        (180,000)
   Depreciation and amortization         134,628         142,345
   Write off of receivable from
    Momentum NY                          216,722              --
   Changes in assets and liabilities
    Accounts receivable                 (880,584)       (110,147)
    Other current assets                  10,006          18,091
    Receivables from affiliate                --         (34,179)
    Other assets                         110,635         (87,106)
    Accrued professional fees            (14,210)         62,844
    Accrued payroll, commissions,
     and related taxes                   392,283         (57,513)
    Deferred revenue                     206,773           6,085
    Accounts payable and
      other accrued expenses              37,325          34,851
                                        --------       ---------
Net cash provided by/(used for)
 operating activities                    221,421      (1,052,589)
                                        --------       ---------

Cash flows from investing activities:
  Sale of short-term investment          500,000              --
  Purchase of short-term investment           --        (497,167)
  Capital expenditures                  (186,413)       (136,306)
  Proceeds from sale of fixed assets          --          27,726
                                        --------       ---------
Net cash provided by/(used for)
 provided by investing activities        313,587        (605,747)
                                        --------       ---------






Cash flows from financing activities:
  Proceeds from notes                    141,882              --
  Note payments                          (20,054)         (9,884)
  Proceeds from issuance of
    common stock                           2,512           2,325
  Proceeds from issuance of
    preferred stock                           --       1,374,146
                                        --------       ---------
Net cash provided by financing
  activities                             124,340       1,366,587
                                        --------       ---------

Effect of exchange rate changes
  to cash                                 (1,622)            245
                                        --------       ---------
Net change in cash and cash
 equivalents                             657,726        (291,504)
Cash and cash equivalents
 at beginning of year                    511,939         803,443
                                        --------       ---------
Cash and cash equivalents at
 end of year                          $1,169,665        $511,939
                                      ==========       =========

Supplemental disclosure of cash
 flow information:
   Cash paid during the year
    for interest                      $    7,060       $      --
                                      ==========       =========

Supplemental schedule of noncash
 investing and financing activities:
   Momentum shares received on
    sale of business                 $     --          $  57,996
                                     ==========        =========











The accompanying notes are an integral part of these financial statements.
Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

1.   Summary of Operations

     The Company
     Momentum Software Corporation (the "Company") was incorporated on March 27, 1990 in the state of Delaware. The Company devotes its efforts to designing, engineering, enhancing, and marketing software products that facilitate the development of portable and distributed applications in heterogeneous computer environments.

2.   Loss on U.K. Operations

     The company's results of operations for the years ended December 31, 1997 and 1996 include losses for Momentum Software's U.K. subsidiary. This subsidiary was set up in Europe to expand sales into a new market. Momentum U.K. losses for 1997 and 1996 were approximately $14,000 and $61,000, respectively. The company is in the process of closing down operations in the U.K. and expects minimal losses in 1998.

3.   Significant Accounting Policies

     Consolidation
     The consolidated financial statements include the accounts of Momentum Software Corporation and its U.K. subsidiary.
     All intercompany transactions have been eliminated.

     Revenue Recognition
     Revenue from licensing of the Company's software products is recognized upon delivery to its customers. Revenue from training and other service agreements is recognized as the related services are provided. Postcontract customer support ("PCS") revenue bundled with initial licensing agreements and extending one year or less is recognized together with the initial licensing fee upon delivery of the software. The costs of providing PCS bundled with initial licensing agreements extending one year or less are not significant. PCS revenue bundled with initial licensing agreements and extending beyond one year, as well as revenue from separately priced PCS arrangements, is recognized ratably over the term of the arrangement.



Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     Property and Equipment
     Property and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs which do not extend the useful life of the asset are charged to operations when incurred. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets which is estimated to be three years.

     Preferred Stock and Cumulative Dividends
     The carrying amount of the redeemable preferred stock issued prior to 1996 has been determined by reducing the proceeds from issuance by the related stock issue costs, and increasing the value for cumulative dividends (which are in arrears) and accretion of the stock issuance costs. The carrying amount of the redeemable preferred stock issued in 1996 has been determined by increasing the proceeds from issuance by the value for cumulative dividends (which are in arrears). Issuance costs related to the 1996 preferred stock have been expensed.

     Dividends and accretion of the discount are being added to the preferred stock values using the interest method by charges to the accumulated deficit. At December 31, 1997 and 1996, the Company has accrued $3,049,996 and $2,273,645 in the aggregate, respectively, for dividends payable to its preferred stockholders and accretion of stock issuance costs.

     Income Taxes
     The Company provides for income taxes using the liability method. Deferred tax assets and liabilities are recognized based on the temporary differences between financial statement and income tax basis of assets and liabilities using presently enacted tax rates. A valuation allowance is established against deferred tax assets that more likely than not (a likelihood of slightly more than 50 percent) will not be realized.

     Cash Equivalents and Short-Term Investments
     For purposes of reporting cash flows, the Company considers its short-term, highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests its excess cash in short-term U.S.

Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     Government Securities. Accordingly, the investments are subject to minimal credit and market risk.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     For certain of the Company's financial instruments, including cash, accounts receivable and accounts payable and other accrued liabilities, the carrying amounts approximate their fair value due to the short-term nature of the assets and liabilities.

4.   Property and Equipment and Purchased Software

     Property and equipment and purchased software consist of the following:

                                          1997           1996

     Furniture and fixtures             $161,007       $ 30,637
     Computer hardware                   471,031        438,237
     Leasehold improvements                8,474             --
                                      ----------       --------
                                         640,512        468,874

     Less - Accumulated depreciation     458,175        364,517
                                      ----------       --------

                                        $182,337       $104,357
                                      ==========       ========

     From time to time the company purchases software to support its ongoing business. This purchased software has been capitalized and depreciated over a three-year period.



Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

                                         1997            1996

     Computer software                  $57,490        $135,614
     Less - Accumulated depreciation     43,079          48,341
                                      ---------        --------

                                        $14,411         $87,273
                                      =========         =======

     Total depreciation expense for Property, Plant and Equipment and Purchased Software was approximately $135,000 for both
     1997 and 1996.

5.   Notes Payable

     In June 1997, the Company established two notes payable with Phoenix Leasing Company in the amounts of $125,412 and $16,470, respectively. The notes require monthly principal payments of $3,603 and $473 with an effective interest rate of 11.44%. The notes are collateralized by office furniture and fixtures purchased with the proceeds of the notes.
     Total future payments including interest amount to $144,088.

     At December 31, 1997, notes payable were as follows:

                                                    1997

     Notes payable in monthly installments
      of principal and interest, with various
      maturity dates through March 1, 2001        $144,088
     Less - Current maturities                      49,296
                                                  --------
          Total                                   $ 94,792
                                                  ========

     Minimum future payments under these notes at December 31, 1997 are as follows:

          1998                                $49,296
          1999                                 48,545
          2000                                 45,302
          2001                                    945
                                              --------
                                              144,088

Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

        Less - Amount representing interest    22,261
                                              -------
                                             $121,827
                                             ========

6.   Other Expenses

     Other expenses consist of the following:

                                             1997       1996
          Write off Momentum NY
           receivable                     $216,772     $    --
          Abandonment of asset              34,158          --
          Bad debt expense                  75,023      20,687
          Other Taxes                       36,450          --
          Board of directors expenses       24,863      16,739
          Miscellaneous                     20,569       1,380
                                          --------     -------
                                          $407,835     $38,806
                                          ========     =======


7.   Related Party Transactions

     875,000 shares (9.74% voting interest) of the outstanding common stock of the Company is held by a company.
     Approximately 68% of the outstanding common stock of this company is held by three individuals. Two of these individuals are also officers of Momentum.

8.   Redeemable Preferred Stock and Warrants

     On June 11, 1990, the Company issued 1,000,000 shares of Series A redeemable preferred stock ("Series A Preferred") for $1,000,000 under the Series A Preferred Stock Purchase Agreement. On June 14, 1993, the Company issued 2,558,139 shares of Series B redeemable preferred stock ("Series B Preferred") for $2,750,000 under the Series B Preferred Stock Purchase Agreement. On September 20, 1994, the Company issued 2,437,933 shares of Series C redeemable preferred stock ("Series C Preferred") for $3,535,003 under the Series C Preferred Stock Purchase Agreement.



Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     During October 1996, the Company offered to the holders of Series A, Series B, and Series C Preferred stock (the "Offering") the right to acquire shares of convertible series D redeemable preferred stock ("Series D Preferred") and warrants to purchase the Company's common stock on the basis of 1.75 warrants for each share of Series D Preferred purchased.

     On October 30, 1996, the Company issued 947,692 shares of Series D Preferred stock and warrants to purchase up to 1,658,472 shares of the Company at an exercise price of $.30 a share for $1,374,153. Since one of the Series B investors elected not to purchase their pro rata share of the Offering, 424,364 shares of their Series B Preferred and 78,654 shares of Series C Preferred were converted into a like number of Series B-1 and Series C-1 pursuant to the terms of the Certificate of Amendment of the Restated and Amended Certificate of Incorporation of the Company dated September 20, 1994. Series B-1 Preferred and Series C-1 Preferred differ from Series B Preferred and Series C Preferred in that the holders in Series B-1 Preferred and Series C-1 Preferred are not entitled to dilution protection upon conversion.

     Under the terms of the Series C Preferred Stock Agreement, and Certificate of Amendment of the Restated and Amended Certificate of Incorporation of the Company dated September 20, 1994, the preferences, rights, and restrictions of the Series A and B Preferred were amended to conform to those of the Series C Preferred. The terms of the Series D Preferred as reflected in the Series D Preferred and Warrant subscription agreements and the Certificate of Amendment of the Restated and Amended Certificate of Incorporation of the Company dated October 30, 1996 (the "Agreements") were substantially similar to the term of the Series C Preferred Stock. The Agreement contains covenants requiring the Company in specific instances to obtain approval of 60% of the voting power of the preferred stockholders. Included in these covenants are restrictions on the authorization and issuance of additional classes or shares of capital stock, except pursuant to stock option or other agreements existing on September 30, 1996, the reclassification or recapitalization of any common stock, the declaration or distribution of cash dividends to holders of the Company's

Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     common stock, the declaration or distribution of stock dividends or any other subdivision of shares of common stock, except as approved by the preferred stockholders' representatives serving on the Board of Directors, the disposal of the Company's assets (other than in the ordinary course of business), any corporate merger or acquisition, any increase in the authorized number of directors constituting the Board of Directors of the Company. The Agreement also prohibits the Company from repurchasing or redeeming shares of any class of capital stock other than pursuant to the Stockholders' agreement incorporated therein.

     The agreement specifies that the holders of the preferred stock will earn an annual dividend as follows: $.08 per share for Series A Preferred, $.1075 per share of Series B and B-1 Preferred, $.1160 per share for Series C, C-1 and D Preferred. Such dividends are cumulative and accrue without formal declaration by the Company. These dividends are payable at the earlier of the redemption of the Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred, the liquidation sale or merger of the Company, or the date of a public offering of the Company's common stock. Upon the occurrence of any of the aforementioned events, the Series B, Series B-1, Series C, Series C-1, and Series D stockholders may elect to receive up to three years of accrued dividends in the form of additional shares of common stock at the respective conversion prices then in effect, provided, however, with respect to the Series D Preferred, the conversion price is $.72 per share. Subject to the foregoing, in the event of a public offering of the Company's common stock, dividends on the Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred may be paid, at the Company's election, in additional shares of common stock at the initial public offering price. In the event the cumulative cash dividends exceed the amount the Company has legally available for distribution, the amount of the cash distribution will be paid to the preferred stockholders on a pro rata basis based upon the amount of accrued dividends owing to each preferred stockholder.

     On August 30, 2001 and each anniversary thereafter, the Company shall redeem, subject to receipt of the written consent of 60% of the outstanding shares of the Preferred

Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     shareholders, all shares of Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred tendered in three equal annual installments. The redemption price of Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred is $1.00, $1.075, $1.075, $1.45, $1.45
     and $1.45 per share, respectively (adjusted for stock splits, stock dividends, recapitalization, reclassification and other events), plus an amount equal to all accrued but unpaid dividends thereon.

     A holder of Preferred Stock may convert their shares in whole or in part at any time into shares of the Company's common stock. The conversion price is determine by dividing the initial conversion price of the respective Series by the respective conversion prices at the date of determination. After taking into account the dilution resulting from the issuance of the Series D Preferred and the Series D Warrants, the conversion price for the Series A, Series B, Series B-1, Series C, Series C-1 Preferred immediately after such issuance was $.9307, $.9873, $1.075, $1.2702 and $1.45, respectively. Both the initial and conversion price for Series D is $1.45 per share.

     Preferred shares are subject to automatic conversion to common stock upon the closing of a public offering of the Company's common stock which results in net proceeds to the Company of at least $10,000,000 at a per share price of at least $2.90, subject to certain adjustments.

     The Company's Series A, Series B, Series B-1, Series C, Series C-1 and Series D Preferred carry liquidation rights equal to the greater of $1.00, $1.075, $1.075, $1.45, $1.45 and $1.45 per share, respectively, plus all accrued but unpaid dividends or such amount as would have been payable to each holder of preferred stock had such preferred stock been converted to common stock immediately prior to any liquidation. After such distribution, any remaining assets of the Company are distributed to the holders of Series B, Series B-1, Series C, Series C-1, and Series D, Preferred stock in an amount necessary to provide a 15% simple return to the Series B, Series B-1, Series C, Series C-1 and Series D Preferred stockholders, with the balance to common stockholders on a pro rata basis.


Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     The Agreement provides voting rights to the preferred stockholders equal to those of the common stockholders.
     Each share of common and preferred stock bears an equal voting right.

     Warrants
     The Company, in conjunction with the issuance of the Series D Preferred, issued Series D Warrants to purchase up to 1,658,472 shares of common stock at an exercise price of $.30 per share to the Series D Preferred stockholders. The Series D Warrants expire on October 30, 2006. The Company, in conjunction with the issuance of the Series B Preferred, issued Series B Warrants to purchase up to 767,442 shares of common stock at an exercise price of $1.075 per share to the Series B Preferred stockholders. The Series B Warrants expire on June 14, 2003.

     Under the terms of the warrant agreements, the exercise price and the number of shares purchasable with each warrant are adjusted whenever common stock or securities exercisable or convertible into common stock are issued at a price, or have an exercise or conversion price, less than the current market value, provided however the respective warrant holders participate in the subsequent Offering. The Series D Offering resulted in triggering an adjustment of the number of B warrants outstanding and the exercise price.
     All but one of the Series B warrant holders participated in the Series D Offering. As such, subsequent to the Series D offering the Series B warrant holders could purchase up to 830,645 shares of the Company's common stock at $.9932 and the partially participating Series B warrant holder could retain 151,761 Series B-1 warrants at an exercise price of $1.075 per share.

9.   Stock Option Plan

     During 1993, the Board of Directors approved the 1993 Employee Stock Option Plan (the "Plan") which allows the Company to grant incentive stock options and nonqualified stock options to employees, directors, independent contractors and consultants. All options expire no later than ten years from their date of grant. The Plan is administered by the Board of Directors. Incentive stock options granted under the Plan to date have provided for

Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     vesting periods ranging from less than one year to seven years.

     The Company has reserved 2,536,465 shares of its common stock to be issued to employees, consultants, directors, and officers pursuant to its Employee Stock Option Plan. In addition, the Company has reserved 10,327,784 shares of its common stock for issuance upon conversion of Series A, Series B, Series C, and Series D redeemable preferred stock.

     Activity under the Plan is summarized as follows:

                                   Shares         Option Price

     Outstanding at
       December 31, 1995         2,035,238          $.01-$.30

     Granted                       550,001             $.30
     Exercised                     (19,125)         $.10-$.20
     Canceled                   (1,038,987)         $.15-$.30
                                ----------          ---------

     Outstanding at
       December 31, 1996         1,527,127          $.01-$.30

     Granted                       569,500             $.35
     Exercised                     (14,625)         $.10-$.20
     Canceled                      (63,391)         $.10-$.35
                                  --------

     Outstanding at
       December 31, 1997         2,018,611          $.01-$.35
                                 =========
     Exercisable at
       December 31, 1997         1,090,706
                                 =========
     Available for future grant
       at December 31, 1997        444,104
                                 =========






Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
----------------------------------------------------------------

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the Plan, accordingly, no compensation expense has been recognized. Had compensation cost for the Plan been determined based upon the fair value at the grant date of the awards, consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," the Company's net loss would have been increased by approximately $102,900 and $71,100 for 1997 and 1996, respectively. The fair value of the options granted during 1997 and 1996 represents the minimum value of the awards, as defined in SFAS 123, using the following assumptions: zero volatility, risk-free interest rate of 6% and an expected life of ten years.

10.  Income Taxes

     Net deferred tax assets are comprised of the following:

                                             December 31,
                                          1997         1996

     Net operating loss carryforwards   $2,391,000   $2,887,000
     R&D credit carryforwards               99,000       99,000
     Other                                 301,000       59,000
                                        ----------    ----------
     Net deferred tax asset              2,791,000    3,045,000

     Net deferred tax asset
       valuation allowance               2,791,000    3,045,000
                                        ----------   -----------
                                        $       -    $        -
                                        ==========   ===========

     The Company has provided a full valuation allowance for the net deferred tax assets since management has made the decision that it is more likely than not that some or all of the deferred tax assets will not be realized as of December
     31, 1997 and 1996.

     As of December 31, 1997, the Company has net operating loss carryforwards and research and development credits which may


Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
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     be used to offset future federal and state taxable income
     and tax liabilities as follows:

                                          Net     Research and
                                       operating  development
                                         loss        credit

     Year of expiration
     2005                            $  164,000     $  13,000
     2006                               704,000        29,000
     2007                               170,000        29,000
     2008                             1,370,000         8,000
     2009                               831,000        11,000
     2010                             1,999,000         9,000
     2011                               740,000             -
                                    -----------     ----------
                                    $ 5,978,000     $  99,000
                                    ===========     ==========

     Ownership changes, as defined in Section 382 of the Internal Revenue Code, resulting from the Company's issuance of common stock and convertible preferred stock may limit the amount of net operating loss and tax credit carryforwards that can be utilized annually to offset future taxable income. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Subsequent significant changes in ownership could further affect the limitation in future years.

11.  Commitments and Contingencies

     The Company leases operating facilities and certain of its computer hardware and office equipment under noncancelable leases. The Company has also entered into subleases for certain of the operating facilities which they no longer occupy. Future minimum payments under noncancelable lease commitments, net of sublease income ($49,063 in 1998 and $20,946 in 1999), as of December 31, 1997 are as follows:

                                   Operating
                                    Leases
                                   ----------
          1998                     $ 231,077

Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
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          1999                       230,062
          2000                       191,907
          2001                       183,547
          2002                        26,962
                                   ---------
                                   $ 863,555
                                   =========

     Rent expense was $175,754 and $195,949 for 1997 and 1996,
     respectively.

12.  Subsequent Events

     On February 27, 1998 the Company signed an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which the Company will Merge (the "Merger") into a subsidiary of Level 8 Systems, Inc. A special meeting of the stockholders of the Company has been called for Monday, March 23, 1998 to among, other things, approve the Merger. It is anticipated that the Merger will be consummated on or within a few days after the necessary shareholder approval is obtained.

     Upon consummation of the Merger, the stockholders of the Company shall receive, in exchange for all of the issued and outstanding equity securities of the Company, a beneficial interest in the Momentum Liquidating Trust (the "Trust"), and the Trust shall receive, on behalf of the stockholders of the Company, Merger consideration as detailed in the merger agreement.

     In the event the total consideration received at the Calculation Date does not exceed the Company's Preferred Shareholders minimum return as defined in Note 9, the Company's common shareholders will not be entitled to any portion of the Merger consideration.

     Prior to the consummation of the Merger, the Company will amend its Certificate of Incorporation to create a new class of Series E Preferred Stock. This Series will be payable to certain key personnel of the Company instrumental in structuring and consummating the Merger and providing the necessary transition services. The Series E shareholders will be entitled up to an aggregate of the lesser of (i)

Momemtum Software Corporation (DE)
Notes to Consolidated Financial Statement
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     36,000 shares of Level 8 common stock and (ii) the number of shares of Level 8 common stock equal to $600,000 divided by the Calculation Date Value, as defined in the Merger
     Agreement.